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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

SEEC, Inc., a Pennsylvania company, has no parent. The Company owns directly all the voting securities of the following subsidiaries:

                                                                                           JURISDICTION UNDER
                                                                                               THE LAWS OF
                    NAME OF COMPANY                                                          WHICH ORGANIZED
                    ---------------                                                          ---------------
                    SEEC Technologies Asia Private Limited                                 India
                    SEEC Europe Limited                                                    England and Wales
                    SEEC Holdings, Inc.                                                    Delaware
                    SEEC Germany GmbH                                                      Germany
                    SEEC Singapore Private Limited                                         Singapore
                    Mozart Systems Corporation                                             California